EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of January 1, 2009, by and among GRAN TIERRA ENERGY COLOMBIA, LTD., a Utah limited partnership (Registered No. 2110646-0180) (the “Partnership”), ARGOSY ENERGY, LLC, a Delaware limited liability company (f/k/a Argosy Energy Corp., a Delaware corporation) (Registered No. 3234977) (the “GP”), GRAN TIERRA ENERGY INC., a Nevada corporation (Registered No. C13734-2003) (the “Borrower”), and STANDARD BANK PLC as the Majority Bank (as defined in the Credit Agreement referred to below) and the Administrative Agent (as defined in the Credit Agreement referred to below).

WHEREAS, the Partnership, the GP, the Borrower, the Majority Bank and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 22, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower is the direct and beneficial owner of all of the issued and outstanding membership interests of the GP and 99.2857% of the issued and outstanding partnership interests of the Partnership;

WHEREAS, pursuant to a corporate reorganization (the “Restructuring”), the GP converted from a Delaware corporation into a Delaware limited liability company;

WHEREAS, pursuant to the Restructuring, the Borrower desires to transfer all of its interests in the Partnership and the GP to GTE Colombia Holdings LLC, a Delaware limited liability company (the “LLC”), in exchange for membership interests in the LLC;

WHEREAS, pursuant to the Restructuring, the LLC desires to issue all of its limited liability interests in nine separate series (each a “Series”) pursuant to the laws of Delaware, each Series to hold 100% of the interest in one of nine properties directly held by the Partnership, whereby six Series will be retained by the Borrower and three Series will be contributed to Gran Tierra Energy Cayman Islands Inc., a newly formed corporation organized as a wholly-owned Subsidiary of the Borrower under the laws of the Cayman Islands (“Cayman One”);

WHEREAS, pursuant to the Restructuring, Cayman One desires to organize Gran Tierra Energy Cayman Islands II Inc. as a new Subsidiary under the laws of the Cayman Islands (“Cayman Two”) and Cayman Two desires to organize Gran Tierra Energy Canada ULC as a new Subsidiary under the laws of the Province of Alberta, Canada (the “ULC”); and

WHEREAS, the Administrative Agent and Majority Bank have agreed to consent to the consummation of the foregoing transactions (collectively, the “Specified Transactions”) pursuant to the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

Section 1.               Definitions.  Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Section 2.               Waiver and Consent.

2.1           Consents.  Subject to the satisfaction of the conditions precedent set forth in Section 4 of this Amendment, each of the Administrative Agent and the Majority Bank hereby consents to the consummation of the Specified Transactions.

2.2           Waivers.  The Majority Bank hereby waives any Default or Event of Default which arose or may arise as a result of any failure by the Borrower to meet obligations under Sections 9.03(a), 9.05, 9.08, 9.13 and 9.15 of the Credit Agreement, and any term or condition of any other Loan Document, solely to the extent such failure is due to the consummation of all or any part of the Specified Transactions.  The Majority Bank hereby additionally waives the requirements under Section 9.16 of the Credit Agreement that (a) the LLC, Cayman One, Cayman Two and the ULC become Subsidiary Guarantors and Obligors under the Credit Agreement and (b) the Borrower and Cayman Two pledge their interests in the LLC, in each case for so long as Gran Tierra Energy Inc., a Nevada corporation (Registered No. C13734-2003) remains the Borrower under the Credit Agreement.  It is hereby acknowledged and agreed that the foregoing waivers shall not be deemed to be, nor construed as, a waiver of any other Default or Event of Default that may now be in existence or that may hereafter occur.

Section 3.               Amendments to Credit Agreement.

3.1           Amendments to Preamble.

(a)           The preamble of the Credit Agreement is hereby amended by deleting the reference to “GRAN TIERRA ENERGY INC., a corporation organized under the laws of the State of Nevada (Registered No. E0666052005-8)” and replacing it with “GRAN TIERRA ENERGY INC., a corporation organized under the laws of the State of Nevada (Registered No. C13734-2003)”.

(b)           The preamble of the Credit Agreement is hereby amended by deleting and replacing references to “T2R OB2” with “T2R 0B2”.

3.2           Amendment to Definition of “Security Documents”.  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Security Documents” in its entirety as follows:

“Security Documents” shall mean, collectively, the Canadian Pledge Agreement, the Colombian Security Documents, the Collection Account Pledge Agreement, the GP Pledge Agreement, the Partnership Pledge Agreement and each of the security agreements, pledge agreements and other instruments now or hereafter delivered to the Administrative Agent pursuant to the foregoing or otherwise granting a Lien on any Property of any Person to secure the obligations and liabilities of any Obligor under any Loan Document, and all other filings required by applicable law to be filed with respect to the security interests created pursuant to each of the foregoing documents.

3.3           Amendment to Section 9.  Section 9 of the Credit Agreement is hereby amended by adding the following Section 9.26:

9.26                      Activities of Holding Companies.  Each of GTE Colombia Holdings LLC, a Delaware limited liability company (the “LLC”), Gran Tierra Energy Cayman Islands Inc., a corporation organized under the laws of the Cayman Islands (“Cayman One”), Gran Tierra Energy Cayman Islands II Inc., a corporation organized under the laws of the Cayman Islands (“Cayman Two”), Gran Tierra Energy Canada ULC, an unlimited liability company organized under the laws of the Province of Alberta, Canada (the “ULC”), and any entity directly owning or holding Capital Stock in the GP or the Partnership shall not (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any material business or operations other than (i) holding (A) with respect to the LLC only, the Capital Stock of the GP or the Partnership and their respective Subsidiaries, (B) with respect to Cayman One only, the Capital Stock of the LLC and Cayman Two, and (C) with respect to Cayman Two only, the Capital Stock of the ULC, (ii) performing its obligations and activities under its organizational documents, (iii) with respect to Cayman Two only, acting as general manager of the LLC and as manager of the series of limited liability interests in the LLC established pursuant to Section 18-215 of the Delaware Limited Liability Act, 6 Del. C. § 18-101, et seq., as amended from time to time, (iv) issuing its own Capital Stock subject to the terms hereof, (v) preparing reports to its equity holders, (vi) holding board of directors and equity holders meetings, preparing partnership, corporate or limited liability company records and other partnership, corporate or limited liability company activities required to maintain its separate partnership, corporate or limited liability company structure or to comply with applicable requirements of law or the terms of its organizational documents, and (vii) activities and assets incidental to the foregoing clauses (i) through (vi); (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations; (c) incur, create, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, other than pursuant to the Loan Documents; (d) own, lease, manage or otherwise operate any material properties or assets; or (e) directly own assets constituting an operating business; provided that the foregoing shall not prevent (x) the LLC, Cayman One, Cayman Two or the ULC from complying with any obligation under that certain participation agreement, dated as of June 22, 2006 (as amended through December 30, 2008, and as further amended from time to time, so long as each such further amendment is not, taken as a whole, materially adverse to the Banks, the “Participation Agreement”), by and among the Partnership, the Borrower and Crosby Capital LLC, or (y) the ULC from acting as an employer and engaging in and performing such activities incidental thereto.

Section 4.               Conditions Precedent.  The waiver referred to in Section 2.1 shall become effective as of the date first above written, provided that on or before such date:

(a)           this Amendment shall have been executed by the Partnership, the GP, the Borrower and the Majority Bank and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(b)           the LLC shall have executed and delivered to the Administrative Agent a pledge agreement governed by the laws of the State of New York, dated as of the date hereof, substantially in the form of the GP Pledge Agreement in effect prior to the date hereof, granting in favor of the Administrative Agent for the ratable benefit of the Secured Parties a first-priority security interest in all of the interests in the GP;

(c)           the GP and the LLC shall have executed and delivered to the Administrative Agent a pledge agreement governed by the laws of the State of New York, dated as of the date hereof, substantially in the form of the Partnership Pledge Agreement in effect prior to the date hereof, granting in favor of the Administrative Agent for the ratable benefit of the Secured Parties a first-priority security interest in all of the interests in the Partnership;

(d)           the Administrative Agent shall have received, and be reasonably satisfied in form and substance with, a legal opinion from Cooley Godward Kronish LLP, Delaware and New York counsel to the GP and the LLC; and

(e)           both before and immediately after giving effect to this Amendment and the consummation of the Specified Transactions, all of the representations and warranties set forth in Section 5 below will be true and correct.

Section 5.               Miscellaneous

5.1           Representations and Warranties.  Each Obligor, by signing below, hereby represents and warrants to the Administrative Agent and the Banks that:

(a)           each Obligor is duly organized, validly existing and in good standing (if such concept exists under the laws of its jurisdiction of organization) under the laws of its jurisdiction of organization;

(b)           the execution, delivery, and performance of this Amendment and the consummation of the transactions contemplated hereby (i) are within their limited partnership, limited liability company or corporate powers, as applicable, (ii) have been duly authorized by all necessary limited partnership, limited liability company or corporate action, as applicable, (iii) do not conflict with its constitutional documents or any applicable law or any of its contractual obligations except for any such conflict with applicable laws or contractual obligations that would not have a Material Adverse Effect, and (iv) will not result in the creation or imposition of any Lien prohibited by the Credit Agreement;

(c)           no consent, authorization, or approval of, and except for filings and recordings in respect of the Liens created pursuant to the Security Documents and except for customary 8-K filings, no filings and registrations with, any Governmental Authority, or any securities exchange, is necessary for the execution and delivery of this Amendment or the performance of its obligations hereunder;

(d)           each Obligor has executed and delivered this Amendment, and upon satisfaction of the conditions set forth in Section 4 above, this Amendment constitutes a legal, valid, and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e)           both before and after giving effect to this Amendment, no Default or Event of Default (for the avoidance of doubt, other than that contemplated pursuant to Section 2.2 above) has occurred and is continuing or is reasonably expected to occur immediately following the consummation of the transactions contemplated by this Amendment; and

(f)           to the extent not already made above, each of the other representations and warranties set forth in Section 8 of the Credit Agreement is true and correct in all material respects as of the date hereof after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

5.2           Expenses.  As provided in the Credit Agreement, but without limiting any terms or provisions thereof, each Obligor agrees to pay on demand, upon presentation of a statement of account, all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof.

5.3           Waiver of Claims.  Each Obligor hereby waives and releases each of the Secured Parties and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which such Obligor is aware that currently exist and can now be asserted to reduce or eliminate all or any part of the obligation of each Obligor to make any payments to the Secured Parties as provided in the Loan Documents, such waiver and release being made with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.  Each of the Partnership and the GP further agrees and acknowledges that its guarantee obligations under Section 6 of the Credit Agreement shall remain in full force and effect and shall be unaffected by the terms of this Amendment.

5.4           Credit Agreement Unaffected.  Each reference to the Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby.  This Amendment is a Loan Document.

5.5           Entire Agreement.  This Amendment, together with the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof, the Credit Agreement and such other Loan Documents and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

5.6           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart, including by facsimile or pdf (with an original subsequently delivered).

5.7           Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.8           Submission to Jurisdiction.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY FOR THE PURPOSE OF ANY LEGAL PROCEEDINGS ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.9           Jury Trial Waiver.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER THIS AMENDMENT.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

OBLIGORS

GRAN TIERRA ENERGY INC.

By:	/s/ Martin Eden
Name: Martin Eden
Title: Chief Financial Officer

ARGOSY ENERGY, LLC
(f/k/a Argosy Energy Corp.)

By:	Gran Tierra Energy Cayman Islands II, Inc.,
its Manager

By:	/s/ Martin Eden
Name: Martin Eden
Title: Chief Financial Officer

GRAN TIERRA ENERGY COLOMBIA, LTD.

By:	Argosy Energy, LLC (f/k/a Argosy Energy Corp.), its General Partner

By:	Gran Tierra Energy Cayman Islands II, Inc., its Manager

By:	/s/ Martin Eden
Name: Martin Eden
Title: Chief Financial Officer

Amendment No. 1 to Credit Agreement

MAJORITY BANK

STANDARD BANK PLC

By:	/s/ Martin Revoredo
Name: Martin Revoredo
Title: Senior Vice President

By:	/s/ Roderick L. Fraser
Name: Roderick L. Fraser
Title: Managing Director, Global Head of Energy Finance

ADMINISTRATIVE AGENT

STANDARD BANK PLC

By:	/s/ Martin Revoredo
Name: Martin Revoredo
Title: Senior Vice President

By:	/s/ Roderick L. Fraser
Name: Roderick L. Fraser
Title: Managing Director, Global Head of Energy Finance

Amendment No. 1 to Credit Agreement